UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2009

ICT GROUP, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters

Employment Agreement Amendments for Executive Officers

As disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on October 9, 2009, ICT Group, Inc. (“ICT” or the “Company”) reported that the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) authorized the amendment of the employment agreements for John J. Brennan, the Company’s Chief Executive Officer (“CEO”), and each of the Company’s other executive officers.

On December 21, 2009, the amendment (the “Brennan Amendment”) to Mr. Brennan’s March 20, 2009 employment agreement (the “Brennan Employment Agreement”) was executed by Mr. Brennan and the Company.

The Brennan Amendment includes the following terms, which implement the actions of the Compensation Committee as described in the October 9, 2009 Form 8-K:

•	Effective December 1, 2009, the CEO’s gross annual base salary was reinstated to $695,000.

•

Clarify that the proposed merger (the “Merger”) between the Company and Sykes Enterprises, Incorporated (“Sykes”) constitutes both a “Designated Change of Control” and “Change of Control” (as such terms are defined in the Brennan Employment Agreement).

•

Amend the definition of “Good Reason” to reflect that a general salary or benefit reduction will not constitute “Good Reason” so long as the general salary or benefit reduction is applicable to all senior executives of the Company (and its successors) and of an acquiring corporation (and any affiliate) of the Company (and its successors).

In addition, the Brennan Amendment clarifies that if (i) the CEO’s employment is terminated for any reason other than Willful Misconduct (as defined in the Brennan Employment Agreement) or by the CEO for Good Reason, the CEO is entitled to receive, subject to certain conditions, severance equal to his salary, bonuses and other benefits provided in the Brennan Employment Agreement (but excluding the equity compensation grants set forth in the Brennan Employment Agreement) for a period of 36 months from the date of termination, and (ii) if the CEO’s employment is terminated for any reason (other than Willful Misconduct) within 24 months following a Change of Control, CEO terminates his employment for Good Reason within 24 months following a Change of Control, or CEO voluntarily terminates his employment for any reason during the 30-day period immediately following the date that is six months after a Change in Control of the Company that is specifically approved by the Company’s Board of Directors, the CEO is entitled to receive the salary, bonuses and benefits described in clause (i) above in a single lump-sum payment, in each case, in the manner disclosed in the Company’s Proxy Statement for its 2009 Annual Meeting of Shareholders, filed with the SEC on April 29, 2009.

The Company entered into the amendments of the employment agreements dated as of November 5, 2009 for the Company’s executive officers, including the named executive officers but excluding John J. Brennan, which amendments include the following terms, implementing the actions of the Compensation Committee as described in the October 9, 2009 Form 8-K:

•	Adjust base salaries effective as of December 1, 2009.

•	Provide an incremental change-in-control severance benefit equal to three months of the executive officer’s adjusted base salary.

The foregoing summary of the Brennan Amendment and the amendments to the employment agreements for each of the Company’s other executive officers is qualified in its entirety by the text of the amendments, which are filed herewith as Exhibits 10.1 through 10.11. All readers are encouraged to read the entire text of the amendments.

Memorandum of Understanding

On October 9, 2009, October 13, 2009 and October 29, 2009, three separate lawsuits were filed by certain shareholders of the Company challenging the Merger, which asserted certain claims as class action lawsuits on behalf of all of the holders of the Company’s common stock and asserted other claims as derivative suits on behalf of the Company. These lawsuits collectively named each of the Company’s directors, the Company, Sykes, SH Merger Subsidiary I, Inc. and SH Merger Subsidiary II, LLC as defendants.

On November 17, 2009, these three lawsuits were procedurally and substantively consolidated by court order and styled In re: ICT Group, Inc. Shareholder Litigation and assigned Case No. 2009-10761 on the docket of the Court of Common Pleas of Bucks County, Pennsylvania (hereinafter the “Consolidated Action”). On November 24, 2009, a First Amended and Consolidated Class Action and Derivative Complaint (the “Consolidated Complaint”) was filed alleging class action and derivative claims against the individual defendants and ICT for breach of fiduciary duty, gross mismanagement, and corporate waste and against the Company, Sykes, SH Merger Subsidiary I, Inc., and SH Merger Subsidiary II, Inc., for aiding and abetting the individual defendants’ breach of fiduciary duty in connection with the proposed merger transaction between Sykes Enterprises, Inc. and ICT Group, Inc. The Consolidated Complaint supersedes the three earlier separate complaints.

On December 14, 2009, the Company, Sykes and the other named defendants entered into a memorandum of understanding (the “MOU”) with the attorneys representing the plaintiffs in the Consolidated Action. The MOU sets forth the terms on which the plaintiffs and defendants have agreed to settle the Consolidated Action, subject to court approval. If the court approves the settlement agreement, the Consolidated Complaint will be dismissed with prejudice. ICT, Sykes and other defendants deny all of the allegations in the Consolidated Complaint. They nevertheless agreed to the settlement in order to avoid costly litigation and reduce the risk of any delay to the closing of the Merger.

Pursuant to the terms of the MOU, ICT agreed to make additional disclosures in the definitive proxy statement to be mailed to the Company’s shareholders related to Merger. These additional disclosures were included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Sykes on December 18, 2009, which included a preliminary proxy statement of ICT. The additional disclosures generally relate to ICT financial projections, the opinion on the fairness of the terms of the Merger by Greenhill & Co., LLC, ICT’s financial advisor, and other disclosures relating to the background of the Merger. In return for the additional disclosures, the plaintiffs have agreed to dismiss the Consolidated Complaint and all members of a putative opt-out settlement class will release any claims they have or may have against the defendants in connection with the matters alleged in the Consolidated Action. In addition, the defendants have agreed not to oppose a petition by plaintiffs’ counsel for an award of fees and expenses so long as it does not exceed $250,000 and to bear any cost and administrative responsibility of notice to the class members in connection with the settlement and any settlement hearing regarding the proposed settlement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment 2009-1 to the Employment Agreement by and between John J. Brennan and the Company, dated December 21, 2009

10.2	Amendment to Employment Agreement by and between John D. Campbell and the Company, dated November 5, 2009.

10.3	Amendment to Employment Agreement by and between Pamela J. Goyke and the Company, dated November 5, 2009.

10.4	Amendment to Employment Agreement by and between Guy Thomas Gray and the Company, dated November 5, 2009.

10.5	Amendment to Employment Agreement by and between Janice A. Jones and the Company, dated November 5, 2009.

10.6	Amendment to Employment Agreement by and between Timothy Kowalski and the Company, dated November 5, 2009.

10.7	Amendment to Employment Agreement by and between Gail Lebel and the Company, dated November 5, 2009.

10.8	Amendment to Employment Agreement by and between Rachel Mary Macha and the Company, dated November 5, 2009.

10.9	Amendment to Employment Agreement by and between John L. Magee and the Company, dated November 5, 2009.

10.10	Amendment to Employment Agreement by and between Jeffrey C. Moore and the Company, dated November 5, 2009.

10.11	Amendment to Employment Agreement by and between Vincent A. Paccapaniccia and the Company, dated November 5, 2009.

ADDITIONAL INFORMATION

In connection with the proposed merger, Sykes has filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement of ICT that also constitutes a prospectus of Sykes. ICT will mail the definitive proxy statement/prospectus to its shareholders. Sykes and ICT urge investors and security holders to read the definitive proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free from Sykes at http://investor.Sykes.com/phoenix.zhtml?c=119541&p=irol-sec, or by contacting Sykes’ Investor Relations Department at 1-813-233-7143, or by contacting MBS Value Partners at 1-212-750-5800. You may also obtain these documents, free of charge, from ICT at www.ictgroup.com.

Sykes, ICT and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ICT shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the ICT shareholders in connection with the proposed merger are set forth in the preliminary proxy statement/prospectus that has been filed with the SEC. You can find information about Sykes’ executive officers and directors in the proxy statement for Sykes’ 2009 annual meeting of shareholders, filed with the SEC on April 22, 2009. You can find information about ICT’s executive officers and directors in the proxy statement for ICT’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from Sykes and ICT as described above.

Any information concerning Sykes contained in this document has been taken from, or is based upon, publicly available information. Although the Company does not have any information that would indicate that such information is inaccurate or incomplete, the Company does not take any responsibility for the accuracy or completeness of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/S/ JEFFREY C. MOORE
Name:	Jeffrey C. Moore
Title:	Senior Vice President and Secretary

Dated: December 21, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment 2009-1 to the Employment Agreement by and between John J. Brennan and the Company, dated December 21, 2009

10.2	Amendment to Employment Agreement by and between John D. Campbell and the Company, dated November 5, 2009.

10.3	Amendment to Employment Agreement by and between Pamela J. Goyke and the Company, dated November 5, 2009.

10.4	Amendment to Employment Agreement by and between Guy Thomas Gray and the Company, dated November 5, 2009.

10.5	Amendment to Employment Agreement by and between Janice A. Jones and the Company, dated November 5, 2009.

10.6	Amendment to Employment Agreement by and between Timothy Kowalski and the Company, dated November 5, 2009.

10.7	Amendment to Employment Agreement by and between Gail Lebel and the Company, dated November 5, 2009.

10.8	Amendment to Employment Agreement by and between Rachel Mary Macha and the Company, dated November 5, 2009.

10.9	Amendment to Employment Agreement by and between John L. Magee and the Company, dated November 5, 2009.

10.10	Amendment to Employment Agreement by and between Jeffrey C. Moore and the Company, dated November 5, 2009.

10.11	Amendment to Employment Agreement by and between Vincent A. Paccapaniccia and the Company, dated November 5, 2009.